Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

NEW WORLD BRANDS, INC.,

and

QUALMAX, INC.

Dated as of February 18, 2008

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of February 18, 2008 (this “Agreement”), is by and between New World Brands, Inc., a Delaware corporation (“the Company”), and Qualmax, Inc., a Delaware corporation (“Qualmax”).

RECITALS

The Company and Qualmax are parties to that certain Asset Purchase Agreement dated as of June 22, 2006, as amended on August 28, 2006 (the “Purchase Agreement”), pursuant to which, at a closing that took place on September 15, 2006, among other things, the Company acquired all of the assets of Qualmax in exchange for the assumption of Qualmax’s liabilities and the issuance to Qualmax of 100 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share, which shares of Preferred Stock were converted into 298,673,634 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) on April 24, 2007 upon the filing of a Certificate of Amendment to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware.

The board of directors of the Company and Qualmax have each determined that it is advisable and in their best interests, and in the best interests of their respective stockholders, and consistent with and in furtherance of their respective business strategies and goals, for Qualmax to merge with and into the Company upon the terms and subject to the conditions set forth herein (the “Merger”) and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), with the Company being the surviving corporation in the Merger.

The Company and Qualmax intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”) and that the transactions contemplated by this Agreement be undertaken pursuant to such plan.

Pursuant to the Merger, each issued and outstanding share of common stock, par value $0.001 per share, of Qualmax (the “Qualmax Stock”) immediately prior to the effective time of the Merger, shall be converted into the right to receive shares of Common Stock of the Company, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Qualmax hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms.  For purposes of this Agreement, the following terms shall have the following meanings:

“Adjusted Stock Right” is defined in Section 6.07(a).

“Affiliates”, with respect to any Person, means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.  For the purpose of the definition of Affiliate, the term “control” (including the terms “controlling” and “controlled”) means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the Preamble.

“Certificate of Merger” is defined in Section 2.02.

“Certificates” is defined in Section 2.06(e).

“Code” is defined in the Recitals.

“Company” is defined in the Preamble.

“Company Charter Documents” is defined in Section 4.02.

“Company Stock Rights” is defined in Section 4.03(a).

“Company Rights Agreements” is defined in Section 4.03(a).

“Common Stock” is defined in the Recitals.

“DGCL” is defined in the Recitals.

“Effective Time” is defined in Section 2.02.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Exchange Agent” is defined in Section 2.07(a).

“Exchange Ratio” is defined in Section 2.06(a).

“Governmental Authority” is defined in Section 3.05(b).

“knowledge” means, with respect to any matter in question, the actual knowledge at any time of the executive officers of Qualmax or the Company, as the case may be.

“Material Adverse Effect” means, (i) with respect to Qualmax, any event, change, cause, effect or circumstance which has a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of Qualmax, taken as whole, and (ii) with respect to the Company, any event, change, cause, effect or circumstance which has a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the Company and/or its subsidiaries, taken as whole; provided, however, that each of the following shall be excluded from the definition of Material Adverse Effect and from any determination as to whether a Material Adverse Effect has occurred or may occur:  changes, effects or circumstances, that are applicable to (A) the industry generally in which Qualmax or the Company, as the case may be, operates, (B) the United States securities markets generally, (C) personnel and other changes customarily attendant to transactions of the type contemplated by this Agreement, including, without limitation, any disruption of customer, supplier or employee relationships, and (D) general changes in economic, regulatory or political conditions generally, in the case of (A) and (D) above, to the extent that the relevant change does not have a materially disproportionate impact on it as compared to other similarly situated companies in similar industries.

“Merger” is defined in the Recitals.

“Merger Consideration” is defined in Section 2.07(b).

“Merger Proposals” means proposals for:  (1) the approval and authorization of this Agreement and any related agreements, instruments or certificates; and (2) the approval and authorization of the consummation of the transactions contemplated by this Agreement, including, without limitation, the Merger.

“Qualmax” is defined in the Preamble.

“Qualmax Charter Documents” is defined in Section 3.02.

“Qualmax Preferred Stock” is defined in Section 3.03.

“Qualmax Stock” is defined in the Recitals.

“Qualmax Stock Rights” is defined in Section 2.06(c).

“Qualmax Stock Right Agreements” is defined in Section 2.06(c).

“Person” means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

“Post-Acquisition SEC Documents” is defined in Section 4.07(b).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“subsidiary” or “subsidiaries” of Qualmax, the Company or any other Person means any corporation, partnership, joint venture or other legal entity of which Qualmax, the Surviving Corporation, the Company or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Surviving Corporation” is defined in Section 2.01.

“Termination Date” is defined in Section 8.01(b).

When reference is made in this Agreement to Qualmax or the Company, such reference shall include their respective subsidiaries, as and to the extent the context so requires, whether or not explicitly stated in this Agreement.

ARTICLE II

THE MERGER

SECTION 2.01. The Merger.  Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Qualmax and the Company shall consummate the Merger pursuant to which (a) Qualmax shall be merged with and into the Company and the separate existence of Qualmax shall thereupon cease, (b) the Company shall continue as the surviving corporation in the Merger (hereinafter sometimes referred to as the “Surviving Corporation”) and shall continue to be governed by the DGCL and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger

SECTION 2.02. Closing; Effective Time.

(a) Unless this Agreement shall have been terminated and the transactions herein contemplated hereunder shall have been abandoned pursuant to Section 8.01  hereof, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely at the offices of Kramer Levin Naftalis & Frankel LLP located at 1177 Avenue of the Americas, New York, New York 10036 at 3:00 p.m. (NY time), as promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII.  The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.”

(b) Immediately prior to the Closing, Qualmax and the Company shall duly execute a certificate of merger (the “Certificate of Merger”) and file such Certificate of Merger with the Secretary of State of Delaware in accordance with the DGCL.  The Merger shall become effective at 11:59 p.m. (NY time) on the date of the filing of the Certificate of Merger with the Secretary of State of Delaware or such other date as may be mutually agreed between Qualmax and the Company and included in the Certificate of Merger (the “Effective Time” and the day that includes the Effective Time the “Effective Date”).

SECTION 2.03. Effect of the Merger.  The Merger shall have the effect set forth in this Agreement and in the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of Qualmax and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Qualmax and the Company shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL

SECTION 2.04. Certificate of Incorporation; Bylaws.  At the Effective Time, the certificate of incorporation of the Company (the “Certificate of Incorporation”), as in effect immediately prior to the Effective Time, shall be, upon effectiveness of the Merger, the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by applicable law and by the terms of such Certificate of Incorporation.  The by-laws of the Company, as in effect immediately prior to the Effective Time (the “By-Laws”), shall be, upon effectiveness of the Merger, the by-laws of the Surviving Corporation until thereafter amended as provided by applicable law.

SECTION 2.05. Directors and Officers.  The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

SECTION 2.06. Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Qualmax or the holders of any securities of Qualmax:

(a) Conversion of Securities.  Each share of Qualmax Stock issued and outstanding immediately prior to the Effective Time (excluding any shares of Qualmax Stock to be canceled pursuant to Section 2.06(b) hereof) shall be converted, subject to Sections 2.06(e) and (f) hereof, into a number of shares of Common Stock determined by dividing (x) the total number of shares of Qualmax Stock issued and outstanding immediately prior to the Effective Time by (y) the total number of shares of Common Stock owned by Qualmax immediately prior to the Effective Time (such ratio, the “Exchange Ratio”), and except as provided in Section 2.06(c) hereof, and any other shares of capital stock or options, warrants or other securities convertible or exercisable into shares of capital stock of Qualmax, whether vested or unvested, shall automatically be cancelled and retired and shall cease to exist.

(b) Cancellation. At the Effective Time, each share of Qualmax Stock held in the treasury of Qualmax immediately prior to the Effective Time shall cease to be outstanding, be canceled and retired without payment of any consideration therefor, and shall cease to exist.

(c) Stock Options and Warrants.  At the Effective Time, those options or warrants to purchase shares of Qualmax Stock (collectively, the “Qualmax Stock Rights”) listed on Schedule 6.07 hereto (collectively, the “Qualmax Stock Right Agreements”), shall be treated in accordance with Section 6.07 hereof.

(d) Adjustments to Exchange Ratio.  The Exchange Ratio, the Merger Consideration and any other relevant amounts and terms in this Agreement shall be appropriately adjusted to reflect fully the effect of:  any stock split, reverse split, or stock dividend (including any dividend or distribution of securities convertible into Common Stock); or any reorganization, recapitalization, reclassification, readjustment, split up, combination or exchange of shares, or other like event with respect to the Common Stock, in any case occurring after the date hereof and prior to the Effective Time.

(e) Fractional shares of Common Stock.  No certificates or scrip representing less than one (1) share of Common Stock shall be issued in exchange for shares of Qualmax Stock upon the surrender for exchange of a certificate which immediately prior to the Effective Time represented issued and outstanding shares of Qualmax Stock (the “Certificates”).  In lieu of any such fractional share, each holder of shares of Qualmax Stock issued and outstanding immediately prior to the Effective Time who would otherwise have been entitled to fractional shares of Common Stock upon surrender of Certificates for exchange shall have his, her or its shares aggregated and each fractional share resulting from such aggregation shall be rounded up to the nearest whole share and no cash payment shall be made.

SECTION 2.07. Exchange of shares of Qualmax Stock.

(a) Exchange Agent.  The Company shall cause to be supplied to or for such bank or trust company as shall be designated by the Company and shall be reasonably acceptable to Qualmax (the “Exchange Agent”), in trust for the benefit of the holders of shares of Qualmax Stock, as needed for exchange in accordance with this Section 2.07 through the Exchange Agent, the shares of Common Stock deliverable pursuant to Section 2.06(a) hereof.

(b) Exchange Procedures.

(i)           As soon as reasonably practicable after the Effective Time, the Company will cause the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company may reasonably specify and as are consistent with the terms of this Agreement), and (ii) instructions to effect the surrender of the Certificates in exchange for the shares of Common Stock.  Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive, in exchange therefore, that number of whole shares of Common Stock which such holder has the right to receive in accordance with Section 2.06(a) hereof in respect of the shares of Qualmax Stock formerly evidenced by such Certificate(s) and (the Common Stock being referred to as the “Merger Consideration”).

(ii)           The holder of such Certificate, upon exchange for shares of Common Stock, shall also receive any dividends or other distributions to which such holder is entitled pursuant to Section 2.07(c).  Certificates surrendered shall forthwith be canceled following the Effective Time.  In the event of a transfer of ownership of shares of Qualmax Stock which is not registered in the transfer records of Qualmax as of the Effective Time, the Merger Consideration, dividends and distributions may be issued and paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of Qualmax Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.07(b) and by evidence that any applicable stock transfer taxes have been paid.  Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Qualmax Stock will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends or other distributions, to evidence the ownership of the number of whole shares of Common Stock into which such shares of Qualmax Stock shall have been so converted under Section 2.06 hereof.

(iii)           Shares of Qualmax Stock held at the Effective Time in book-entry form shall be exchanged for Merger Consideration in accordance with the customary procedures of The Depository Trust Company.

(c) Distributions with Respect to Unexchanged shares of Qualmax Stock.  No dividends or other distributions declared or made after the Effective Time with respect to shares of Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Common Stock that such holder is entitled to receive, unless and until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of Section 2.07(b).  Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the whole shares of Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Common Stock, and (ii) on the applicable payment date, the amount of dividends or other distributions with a record date after the Effective Time not yet paid on the date of surrender of such Certificate to be paid with respect to such whole shares of Common Stock.

(d) Transfers of Ownership.  If any shares of Common Stock are to be delivered in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the delivery thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to the Company or any agent designated by it any transfer or other taxes required by reason of the delivery of Common Stock in any name other than that of the registered holder of the Certificate surrendered, or shall have established to the satisfaction of the Company or any agent designated by it that such tax has been paid or is not payable.

(e) Escheat.  The Company, Qualmax and their respective affiliates shall not be liable to any holder of Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) Withholding Rights.  The Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock, and from any cash dividends or other distributions that such holder is entitled to receive under Section 2.07(c), such amounts as the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of federal, state, local or non-United States tax law.  To the extent that amounts are so withheld by the Exchange Agent, such portion of the Merger Consideration and other such amounts payable under Section 2.07(c) that are withheld shall be treated for all purposes of this Agreement as having been received by the holder of the shares of Qualmax Stock in respect of which such deduction and withholding was made by the Exchange Agent.

(g) Undistributed Merger Consideration.  Any portion of the shares of Common Stock and the cash or other property in respect of dividends or other distributions that the holder is entitled to receive under Section 2.07(c) supplied to the Exchange Agent which remains undistributed to the holders of the Certificates one (1) year after the Effective Time shall be delivered to the Company, upon demand, and any holders of Certificates who have not theretofore complied with this Section 2.07 shall thereafter look only to the Company for payment of their claim for Merger Consideration and any dividends or distributions with respect to shares of Common Stock.

SECTION 2.08. Stock Transfer Books.  At the Effective Time, the stock transfer books of Qualmax shall be closed, and there shall be no further registration of transfers of Qualmax Stock thereafter on the records of Qualmax.

SECTION 2.09. No Further Ownership Rights in Common Stock. The Merger Consideration and distributions, if any, pursuant to Section 2.07(c) delivered upon the surrender for exchange of shares of Qualmax Stock in accordance with the terms hereof shall be deemed to have been issued in full and complete satisfaction of all rights pertaining to such shares of Qualmax Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Qualmax Stock which were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

SECTION 2.10. Lost, Stolen or Destroyed Certificates.  In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration and any dividends or other distributions as may be required pursuant to this Article II; provided, however, that the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

SECTION 2.11. Tax Consequences.  The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.  The parties hereto hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

SECTION 2.12. Dissenting Shares.

(a)      Notwithstanding any provision of this Agreement to the contrary, any shares of Qualmax Stock held by a holder who has demanded and perfected appraisal or dissenters’ rights for such shares in accordance with the DGLC and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights (“Dissenting Shares”) shall not be converted into or represent a right to receive shares of Common Stock pursuant to Section 2.06, but the holder thereof shall only be entitled to such rights as are granted by DGCL.

(b)      Notwithstanding the provisions of subsection (a), if any holder of shares of Qualmax Stock who demands appraisal of such shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive the shares of Common Stock as provided in Section 2.06, without interest thereon, upon surrender of the Certificate representing such shares.

(c)      Qualmax shall give the Company (i) prompt notice of any written demands for appraisal of any shares of Qualmax Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by Qualmax and (ii) Qualmax agrees that, except with the prior written consent of the Company, or as required under the DGCL, it will not make any payment with respect to, or settle or offer to settle any claim, demand, or other liability with respect to any Dissenting Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF QUALMAX

Qualmax hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, except as set forth on the written disclosure schedules delivered by Qualmax, as follows:

SECTION 3.01. Organization and Qualification.

(a) Qualmax is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate or other power and authority necessary to own, lease or operate the properties it owns, leases or operates and to carry on its business as it is now being conducted.

(b) Qualmax is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business activities makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(c)           Other than the shares of Common Stock, Qualmax does not own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other Person.

SECTION 3.02. Certificate of Incorporation and By-laws. The certificate of incorporation and bylaws of Qualmax (the “Qualmax Charter Documents”) are in full force and effect.  Except as set forth in Schedule 3.02 or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, Qualmax is not in violation of any of the provisions of the Qualmax Charter Documents.

SECTION 3.03. Capitalization.  The authorized capital stock of Qualmax consists of 40,000,000 shares of Common Stock and 100 shares of preferred stock, par value $0.001 per share (the “Qualmax Preferred Stock”).  As of the date hereof, (i) 21,625,392 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable (excluding treasury shares which are issued but not outstanding, all of which are not entitled to vote), and none of which has been issued in violation of preemptive or similar rights, and (ii) no shares of Qualmax Preferred Stock are issued and outstanding.

SECTION 3.04. Authorization; Binding Agreement.

(a) Qualmax has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the requisite approval of Qualmax’s stockholders in accordance with the DGCL. The execution and delivery of this Agreement by Qualmax and the consummation of the transactions contemplated hereby by Qualmax has been duly and validly authorized by all necessary corporate action on the part of Qualmax, and no other action on the part of Qualmax or, the knowledge of Qualmax, any other Person (other than the approval of Qualmax stockholders), is necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby by Qualmax. This Agreement has been duly and validly executed and delivered by Qualmax.  This Agreement constitutes (assuming this Agreement has been duly authorized, executed and delivered by the Company) a valid and binding obligation of Qualmax, enforceable against Qualmax in accordance with its terms, except as limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally from time to time in effect and (b) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

(b)           At a meeting duly called and held, or by written consent in lieu of meeting, the board of directors of Qualmax unanimously (i) determined that it is advisable and in the best interest of Qualmax and its stockholders for Qualmax to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement, (ii) approved this Agreement in accordance with the applicable provisions of the DGCL, and (iii) recommended the approval of this Agreement by holders of shares of Qualmax Stock and directed that this Agreement be submitted for consideration and approval by the requisite vote of the Qualmax stockholders.

SECTION 3.05. No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Qualmax does not, the performance of this Agreement by Qualmax and the consummation by Qualmax of the transactions contemplated hereunder, will not (with or without notice or lapse of time or both), (i) conflict with or violate the Qualmax Charter Documents, (ii) assuming compliance with the matters referred to in Section 3.05(b), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Qualmax or by which its properties are bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Qualmax’s rights or alter the rights or obligations of any third party under, or give to others any rights of, or cause any, termination, amendment, redemption, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of Qualmax pursuant to, any note, bond, mortgage, indenture, credit facility, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Qualmax is a party or by which Qualmax’s properties is bound, except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by Qualmax does not, and the performance of this Agreement by Qualmax will not, require Qualmax to make, seek or obtain any consent, approval, authorization or permit of, or filing with or notification to, any governmental, administrative or regulatory authority, agency or commission, domestic or foreign (each, a “Governmental Authority”) or any other Person, except (i) for the filing and recordation of appropriate merger or other documents as required by the DGCL, (ii) any filings required to be made in connection with the issuance of the shares of Common Stock to the stockholders of Qualmax pursuant to Section 2.06 hereof pursuant to, or in compliance with, the Securities Act, (iii) as disclosed on Schedule 3.05(b), (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (v) as to which any necessary consents, approvals, authorizations, permits, filings or notifications have heretofore been obtained or filed, as the case may be, by Qualmax.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represent and warrant to Qualmax, as of the date hereof and as of the Closing Date, except as set forth in the disclosure schedules, as follows:

SECTION 4.01. Organization and Qualification.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate or other power and authority necessary to own, lease or operate the properties it owns, leases or operates and to carry on its business as it is now being conducted.

(b)  The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business activities makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 4.02. Certificate of Incorporation and By-laws. The Certificate of Incorporation and By-laws (the “Company Charter Documents”) are in full force.  Except as would not reasonably be expected materially to interfere with its operations, the Company is not in violation of any of the provisions of the Company Charter Documents.

SECTION 4.03. Capitalization.

(a) The authorized capital stock of the Company consists of 600,000,000 shares of Common Stock and 1,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).  As of the date hereof (i) 414,979,673 shares of Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and none of which have been issued in violation of preemptive or similar rights; (ii) no shares of the Preferred Stock are issued and outstanding; and (iii) shares of Common Stock are issuable upon exercise of outstanding stock options, warrants and SARs (collectively, “Company Stock Rights”) issued under any stock plans or other agreements of the Company (collectively, the “Company Rights Agreements”).

(b) The Common Stock to be delivered as Merger Consideration will be, upon issuance in accordance with the terms of this Agreement, duly authorized, validly issued and fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or other similar right.

SECTION 4.04. Authorization; Binding Agreement.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the requisite approval of the Company’s stockholders in accordance with the DGCL. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval of this Agreement and the Merger in accordance with the DGCL, the Company Charter Documents, the rules of the NASD, and the filings and recording of appropriate merger documents as required by the DGCL).  This Agreement constitutes (assuming this Agreement has been duly authorized, executed and delivered by Qualmax) a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally from time to time in effect and (b) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

(b)           At a meeting duly called and held, or by written consent in lieu of meeting, the board of directors of the Company has (i) determined that it is advisable and in the best interest of the Company and its stockholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement, (ii) approved this Agreement in accordance with the applicable provisions of the DGCL, and (iii) recommended the approval of this Agreement by the Company’s stockholders and directed that this Agreement be submitted for consideration and approval by the requisite vote of the Company’s stockholders.

SECTION 4.05. No Conflicts.

(a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not (with or without notice or lapse of time or both) (i) conflict with or violate the Company Charter Documents, (ii) assuming compliance with the matters referred to in Section 4.05(b), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair, in any material respect, the Company’s or any of its subsidiaries’ rights or alter the rights or obligations of any third party under, or give to others any rights of, or cause any, termination, amendment, redemption, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, credit facility, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound, except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require the Company or any of its subsidiaries to make or seek any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any of the Securities Act, the Exchange Act, state securities laws and the NASD and the filing and recordation of appropriate merger or other documents as required by the DGCL, (ii) any filings required to be made by the Company in connection with the issuance of the shares of Common Stock to the stockholders of Qualmax pursuant to Section 2.06 hereof pursuant to, or in compliance with, the Securities Act, (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or (iv) as to which any necessary consents, approvals, authorizations, permits, filings or notifications have heretofore been obtained or filed, as the case may be, by the Company.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.01. Conduct of Business Pending the Merger.  Each of Qualmax and the Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless the other shall otherwise agree in writing, and except as set forth in Schedule 5.01 or as required by law with advance notification to the other, it shall (a) conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and it and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and (b) use commercially reasonable efforts to preserve substantially intact its and its subsidiaries’ business organization, to keep available the services of its and its subsidiaries’ present officers, employees and consultants and to preserve its and its subsidiaries’ present relationships with customers, suppliers and other Persons with which it or any of its subsidiaries has significant business relations.  By way of amplification and not limitation, except as contemplated by this Agreement, as set forth in Schedule 5.01 or as required by law with advance notification to the other, neither Qualmax nor the Company shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or publicly propose to do, any of the following without the consent or ratification of the other:

(a) amend or otherwise change the Qualmax Charter Documents or the Company Charter Documents, as applicable;

(b) sell, pledge, dispose of or encumber any assets of Qualmax or the Company, as applicable, or any of its subsidiaries except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice and (ii) dispositions of obsolete or worthless assets;

(c) (i) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (ii) except as required by the terms of any security as in effect on the date hereof, amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Common Stock or Qualmax

Stock, as applicable, or any option, warrant or right, directly or indirectly, to acquire any such securities;

(d) except as provided in an existing obligation of Qualmax or the Company, as applicable, and in accordance with such obligations, (i) increase the compensation, benefits or severance payable or to become payable to its directors, officers, employees or consultants, except for increases in salary or wages of employees in accordance with past practices, (ii) grant any severance or termination pay to, or enter into or amend any employment or severance agreement, with any current or prospective employee, except for new hire employees in the ordinary course of business, (iii) enter into any contract with any director, officer or employee, (iv) accelerate the payment of compensation or benefits to any director, officer, employee or consultant except as required by applicable law and agreements in effect as of the date of this Agreement, (v) grant any option or other equity awards to any director, officer, employee or consultant except pursuant to agreements in effect as of the date of this Agreement or (iv) establish, adopt, enter into or amend any collective bargaining agreement, benefit plan, including, without limitation, any plan that provides for the payment of bonuses or incentive compensation, trust, fund, policy or arrangement for the benefit of any current or former directors, officers, employees or consultants or any of their beneficiaries, except, in each case, as may be required by law or as would not result in a material increase in the cost of maintaining such collective bargaining agreement, benefit plan, trust, fund, policy or arrangement;

(e) purchase any capital assets or make any capital expenditures other than those purchased or made in the ordinary course of business and consistent with past practice;

(f) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable) except as required by a change in GAAP occurring after the date hereof;

(g) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.01(a) through (f) above, or any action which would make any of the representations or warranties of Qualmax or the Company, as the case may be, contained in this Agreement untrue or incorrect such that the conditions in Section 7.02(a) or 7.03(a), as applicable, would not be satisfied or prevent Qualmax or the Company, as applicable, from performing or cause Qualmax or the Company, as applicable, not to perform its covenants hereunder such that the condition in Section 7.02(b) or 7.03(b), as applicable, would not be satisfied.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.01. Stockholders’ Actions.

(a) As promptly as practicable after the execution of this Agreement, the Company shall take all reasonable actions necessary to cause the approval and authorization of (i) the Merger Proposals and (ii) such other actions as the board of directors of the Company may determine are necessary or appropriate, by the consent of the holders of a majority of the outstanding shares of Common Stock.

(b) As promptly as practicable after the execution of this Agreement, Qualmax shall take all reasonable actions necessary to cause the approval and authorization of (i) this Agreement and any related agreements, instruments or certificates; (ii) the consummation of the transactions contemplated by this Agreement, including, without limitation, the Merger; and (iii) such other actions as the board of directors of Qualmax may determine are necessary or appropriate, by the written consent of the holders of a majority of the outstanding shares of Qualmax Stock.  Promptly upon obtaining such written consent, Qualmax shall cause a notice to be mailed to the stockholders of Qualmax as required by Section 228(e) of the DGCL.

SECTION 6.02. Exemption from Registration.

(a)           The shares of Common Stock to be issued in connection with the Merger are expected to be issued in a transaction exempt from registration under the Securities Act by reason of Section 3(a)(10) thereof pursuant to a fairness hearing (the “Hearing”) under Section 441-095-0030 of the Oregon Administrative Rules, as amended (the “Oregon Law”), and under applicable state blue sky laws.  Promptly following the execution of this Agreement, but in no event later than fifteen (15) business days, Qualmax and the Company shall prepare, and the Company shall file with the Department of Consumer and Business Services, Division of Finance and Corporate Securities (the “Department”), such documents and instruments as are required under Oregon Law (the “Hearing Documents”) and a request for the Hearing to be held by the Department to consider the terms, conditions and fairness of the transactions contemplated by this Agreement and the Merger pursuant to Section 441-095-0030 of the Oregon Law. Qualmax and the Company will notify each other promptly of the receipt of any comments from the Department or its staff and of any request by the Department or any other government officials for amendments or supplements to any of the Hearing Documents or any other filing or for additional information and will supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the Department, or its staff or any other government officials, on the other hand, with respect to the filing.  If at any time prior to the Effective Time any event or information should be discovered by Qualmax and the Company which should be set forth in an amendment to the Hearing Documents, such party shall promptly inform the other.  The parties shall use their respective commercially reasonable efforts to obtain approval of the plan under Oregon Law as promptly as practicable after the filing of the Hearing Documents and shall fully cooperate with each other in good faith to assist in such efforts.

(b)      If despite Qualmax’s and the Company’s commercially reasonable efforts to obtain approval of the plan under Oregon Law, the Department refuses to set a hearing date or approve the plan under Oregon Law, then the Company shall use all commercially reasonable efforts to effect as soon as practicable but in no event later than 60 business days after events stated in this Section 6.02(b) a Registration Statement (the “Registration Statement”) on Form S-4 (or such other or successor form as shall be appropriate) with respect to the shares of Common Stock to be issued in the Merger which complies in form with applicable SEC requirements and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Company agrees to request the immediate acceleration of the effectiveness of the Registration Statement as soon as practicable but no less than within three (3) business days of any notification by the SEC of its decision not to review the Registration Statement or its determination that it has completed its review of the Registration Statement and has no further comments for the Company.

SECTION 6.03. Consents; Approvals.  Qualmax and the Company shall each use reasonable best efforts to obtain and to cooperate with one another in order to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and non-United States governmental and regulatory rulings and approvals), and Qualmax and the Company shall make all filings (including, without limitation, all filings with United States and non-United States Governmental Authorities) required in connection with the authorization, execution and delivery of this Agreement by Qualmax and the Company and the consummation by them of the transactions contemplated hereby.  Each of Qualmax and the Company shall furnish all information in its possession required for any application or other filing to be made pursuant to the rules and regulations of any United States or non-United States Governmental Authority in connection with the transactions contemplated by this Agreement.

SECTION 6.04. Notification of Certain Matters.  Qualmax shall give prompt notice to the Company, and the Company shall give prompt notice to Qualmax, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of Qualmax or the Company, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

SECTION 6.05. Further Action/Tax Treatment.

(a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

(b) Notwithstanding anything herein to the contrary, each of the Company and Qualmax shall use its reasonable best efforts to cause the Merger to qualify, and will not (both before and after the Effective Time) take any actions, or fail to take any action, which could reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.  The Company shall report, to the extent required by the Code or the regulations thereunder, the Merger for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

SECTION 6.06. Public Announcements.  The Company and Qualmax shall consult with each other before issuing any press release or making any written public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that either party may, without the prior consent of the other, issue such press release or make such public statement as may upon the advice of counsel be required by applicable law, if it has used all reasonable efforts to consult with the other party.

SECTION 6.07. Stock Rights.

(a) At the Effective Time, the Company shall, and shall cause its Affiliates to, take all action necessary to provide that each outstanding Qualmax Stock Right shall continue to have, and be subject to, the same terms and conditions set forth in the relevant Qualmax Stock Right Agreement (and any related agreements not entered into in contravention of this Agreement) immediately prior to the Effective Time; except that (i) each Qualmax Stock Right will be exercisable for that number of whole shares of Common Stock equal to the product of (x) the number of shares of Common Stock that were issuable upon exercise of such Qualmax Stock Right, immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio, rounded up to the nearest whole number of shares of Common Stock, and (ii) the per share exercise price for the Common Stock issuable upon exercise of such Qualmax Stock Right will be equal to the quotient determined by dividing (x) the exercise price per share of Qualmax Stock at which such Qualmax Stock Right was exercisable immediately prior to the Effective Time by (y) the Exchange Ratio, rounded down to the nearest whole cent (each such Qualmax Stock Right, as modified, an “Adjusted Stock Right”).

(b) The Company will take all corporate action necessary to reserve for issuance, as of the Effective Time, a sufficient number of shares of Common Stock for delivery upon exercise of the Adjusted Stock Rights and to deliver to holders of Adjusted Stock Rights, upon the exercise of such options, shares of Common Stock.

(c) Not later than 30 days following the Effective Time, the Company (i) shall file with the SEC a registration statement on Form S-8 of the SEC (or any successor or other appropriate form) with respect to the shares of Common Stock issuable upon the exercise of the Adjusted Stock Rights and shall use reasonable best efforts thereafter to maintain the effectiveness of such registration statement and (ii) shall deliver to holders of the Adjusted Stock Rights a prospectus or prospectuses relating to such registration statement and thereafter maintain the current status of such prospectus or prospectuses, until all of the Adjusted Stock Rights have been exercised, expired or forfeited.

(d) Prior to the Effective Time, the Company and Qualmax shall take all such reasonable steps as may be required to cause any dispositions of shares of Common Stock (including derivative securities with respect to Common Stock) or acquisitions of shares of Common Stock (including derivative securities with respect to Common Stock) resulting from the transactions contemplated by this Agreement by each officer and director of Qualmax to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.08. Compliance with State Property Transfer Statutes.  Qualmax agrees that it shall use commercially reasonable efforts to comply promptly with all requirements of applicable state property transfer laws as may be required by the relevant state agency and shall take all action reasonably necessary to cause the transactions contemplated hereby to be effected in compliance with applicable state property transfer laws.  Qualmax, after consultation with the Company, shall determine which actions must be taken prior to or after the Effective Time to comply with applicable state property transfer laws, except where the failure to so comply will not materially affect the right to use or enjoy any applicable property after the Effective Time.  Qualmax agrees to provide the Company with any documents required to be submitted to the relevant state agency prior to submission.  The Company shall provide to Qualmax any assistance reasonably requested by Qualmax with respect to such compliance.

ARTICLE VII

CONDITIONS TO THE MERGER

SECTION 7.01. Conditions to Obligation of Each Party to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Exemption from Registration.  Either (i) the shares of Common Stock to be issued hereunder shall be “exempt securities” under Section 3(a)(10) of the Securities Act or (ii) the SEC shall have declared the Registration Statement effective, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

(b) Stockholder Approval.  This Agreement, the Merger, and the other the Merger Proposals shall, to the extent applicable, have been approved by the requisite vote of the stockholders of each of Qualmax and the Company.

(c) Governmental Actions.  There shall not have been instituted and pending any action by any Governmental Authority that is reasonably to be expected to result in an order, nor shall there be in effect any judgment, decree or order of any Governmental Authority, (i) preventing the consummation of the Merger or (ii) compelling the Company or any of its subsidiaries (including the Surviving Corporation and its subsidiaries) to dispose of or hold separate assets which are material, in the aggregate, to the Company or its subsidiaries taken as a whole, or to the Surviving Corporation and its subsidiaries taken as a whole.

(d) Illegality.  No statute, rule, regulation, executive or other order, ruling or injunction shall have been enacted, promulgated, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal or that prohibits, restrains or enjoins consummation of the Merger.

SECTION 7.02. Additional Conditions to Obligations of the Company.  The obligations of the Company to effect the Merger are also subject to the following conditions:

(a) Representations and Warranties.  The representations and warranties of Qualmax contained in this Agreement shall be true and correct as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), or (iii) where the failure to be so true and correct would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Qualmax.

(b) Agreements and Covenants.  Qualmax shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Consents Obtained. The Company shall have been provided with satisfactory evidence that all material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Qualmax for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Qualmax, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect on Qualmax or the Company.

(d) Dissenting Shares. The number of Dissenting Shares shall not exceed the Designated Percentage (as defined below) of the shares of Qualmax Stock outstanding immediately prior to the Effective Time. The “Designated Percentage” shall be 5%; provided that if (i) any Designated Dissenting Stockholder (as defined below) and Affiliates thereof shall hold Dissenting Shares and (ii) the aggregate Dissenting Shares held by stockholders of Qualmax other than any Designated Dissenting Stockholder and Affiliates thereof are less than 5% of the shares of Qualmax Stock outstanding immediately prior to the Effective Time, then the Designated Percentage shall equal 15%. A “Designated Dissenting Stockholder” shall mean any stockholder of Qualmax designated by mutual agreement of Qualmax and the Company.

(e) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Qualmax, other than a change that is directly caused by the public announcement of, and the response or reaction to, this Agreement, the Merger or any of the transactions contemplated by this Agreement.

SECTION 7.03. Additional Conditions to Obligation of Qualmax.  The obligation of Qualmax to effect the Merger is also subject to the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time, with the same force and effect as if made on and as of the Effective time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), or (iii) where the failure to be so true and correct would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

(b) Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

(c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement, and the consummation by them of the transactions contemplated hereby and thereby shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect on Qualmax or the Company.

ARTICLE VIII

TERMINATION

SECTION 8.01. Termination by Qualmax or the Company.  This Agreement may be terminated at any time prior to the Effective Time by either the board of directors of Qualmax or the board of directors of the Company:

(a) upon mutual written consent duly authorized by the board of directors of each of Qualmax and the Company; or

(b) if the Merger shall not have been consummated by June 1, 2008 (the “Termination Date”), provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or prior to such date; or

(c) if a court of competent jurisdiction or a Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

(d) the stockholders of the Company shall not have approved the Merger; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.01(d) if the Company has not complied with its obligations under Section 6.01; or

(e) the stockholders of Qualmax shall have not approved this Agreement and the Merger; provided, however, that Qualmax may not terminate this Agreement pursuant to this Section 8.01(e) if Qualmax has not complied with its obligations under Section 6.01.

SECTION 8.02. Termination by the Company.  This Agreement may be terminated at any time prior to the Effective Time by the board of directors of the Company:

(a) if any of the representations and warranties of Qualmax contained in this Agreement shall be or shall have become inaccurate, which inaccuracy would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or

(b) if Qualmax has materially breached any of the covenants or agreements on the part of Qualmax contained in this Agreement.

SECTION 8.03. Termination by Qualmax.  This Agreement may be terminated at any time prior to the Effective Time by the board of directors of Qualmax:

(a) if any of the representations and warranties of the Company contained in this Agreement shall be or shall have become inaccurate, which inaccuracy would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or

(b) if the Company has materially breached any of the covenants or agreements on the part of the Company contained in this Agreement.

SECTION 8.04. Effect of Termination. In the event of the termination of this Agreement pursuant to this Article VIII, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its Affiliates, except that this Section 8.04, Section 8.05, and Article IX shall survive termination indefinitely.  Notwithstanding the foregoing, nothing herein shall relieve Qualmax or the Company from liability for any willful breach hereof or willful misrepresentation herein (it being understood that the provisions of Section 8.05 do not constitute a sole or exclusive remedy for such willful breach or misrepresentation).

SECTION 8.05. Fees and Expenses.  Each party shall be responsible for its own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01. Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the addresses set forth on the signature pages hereto or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice).

SECTION 9.02. Taking of Necessary Action; Further Action.  Each of the Company and Qualmax will take, and will cause their Affiliates to take, all such reasonable and lawful actions as may be necessary or appropriate in order to effectuate the Merger and the other transactions contemplated by this Agreement in accordance with this Agreement as promptly as possible.  If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Qualmax, the officers and directors of Qualmax immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

SECTION 9.03. Amendment.  The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Qualmax shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Qualmax Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Qualmax Stock.

SECTION 9.04. Waiver.  At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

SECTION 9.05. Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.06. Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any material manner adverse to any party.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 9.07. Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

SECTION 9.08. Assignment.  This Agreement shall not be assigned by operation of law or otherwise by any party without the written consent of the other parties hereto.

SECTION 9.09. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than the right of the stockholders of Qualmax to receive the Merger Consideration if, but only if, the Merger is consummated and not otherwise.

SECTION 9.10. Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 9.11. Governing Law; Jurisdiction.

(a) All questions concerning the construction, validity and interpretation of this Agreement and the schedules hereto will be governed by the internal law, and not the law of conflicts, of the State of Delaware.

(b) Each of the parties to this Agreement submits to the jurisdiction of any state or federal court sitting in Wilmington, Delaware, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

SECTION 9.12. Counterparts; Facsimile.  This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Facsimile transmission of any signed original counterpart and/or retransmission of any signed facsimile transmission shall be deemed the same as the delivery of an original.

SECTION 9.13. WAIVER OF JURY TRIAL.  EACH OF THE COMPANY AND QUALMAX HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 9.14. Performance of Obligations.  Unless otherwise previously performed, the Company shall cause the Surviving Corporation to perform all of its obligations set forth in this Agreement.

SECTION 9.15. Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 9.16. Disclosure Schedules.  Any disclosure made with reference to one or more Sections of the disclosure schedule, as the case may be, shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent on the face of such disclosure.  Disclosure of any matter in the disclosure schedule shall not be deemed an admission that such matter is material.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by itself or its respective officers thereunto duly authorized.

                NEW WORLD BRANDS, INC.

                By: ____________________________________
                Name:  M. David Kamrat
                Title:    Chief Executive Officer

                Address:  _______________________________
                      _______________________________
                          _______________________________
                          _______________________________

                                               QUALMAX, INC.

                By: ____________________________________
                Name:  M. David Kamrat
                Title:    Chief Executive Officer

                Address:  _______________________________
                      _______________________________
                          _______________________________
                          _______________________________